UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street Morrisville, North Carolina	27560-5468
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SYNH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2023, the Company’s Board of Directors (the “Board”) appointed Stanford (Ben) Rudnick as Interim Chief Financial Officer and principal financial officer of Syneos Health, Inc. (the “Company”), effective on March 31, 2023 (the “Effective Date”), while the Company continues its search for a permanent Chief Financial Officer.

Prior to his appointment, Mr. Rudnick, 39, served as the Company’s Executive Vice President, Global Finance, Corporate Development and Strategy since April 2022, as Senior Vice President, Head of Corporate Development and Strategy from May 2021 to April 2022, as Vice President, Corporate Development from January 2018 to May 2021, and in various additional roles with increasing levels of responsibility from November 2012 to January 2018. Prior to joining the Company, Mr. Rudnick was Director, Corporate Strategy and Operations at ORTHOCON from 2011 to 2012, Director, Corporate Strategy at GNS Healthcare from 2010 to 2011 and Vice President, Healthcare Banking at Square 1 Bank from 2007 to 2010. Mr. Rudnick currently serves on the board of directors of Exeevo, a private global cloud solutions provider for life sciences companies. Mr. Rudnick received his Bachelor of Arts degree in International Relations from the University of South Carolina, his Master of Science degree in Economics from the University of St Andrews (Fife, Scotland), and his Master of Business Administration from Duke University.

In addition, on March 29, 2023, the Company provided Mr. Rudnick with a Confirmation Letter (the “Letter”) that provides that (i) Mr. Rudnick’s annual base salary is $400,000, (ii) his annual cash bonus target for 2023 is $200,000, (iii) he will be entitled to a monthly stipend of $17,000 while he serves as Interim Chief Financial Officer (but in any event, for a minimum of three months), and (iv) he will be entitled to a special cash bonus of $125,000 to be paid on December 31, 2023, provided he is employed by the Company on such date or is terminated without cause prior to such date. In addition, Mr. Rudnick will be eligible to participate in the Company’s Executive Severance Program from the Effective Date until the later of (i) the date Mr. Rudnick ceases to serve as Interim Chief Financial Officer or (ii) December 31, 2023.

In connection with Mr. Rudnick’s appointment, Mr. Rudnick is expected to enter into the Company’s standard form of indemnification agreement for directors and officers.

The foregoing summary of the terms of the Letter is qualified in its entirety by reference to the complete text of the Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Letter from Syneos Health, Inc. to Stanford Rudnick, dated March 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date:	March 30, 2023	By:	/s/ Jonathan Olefson
			Name:	Jonathan Olefson
			Title:	General Counsel and Corporate Secretary